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                                                                EXHIBIT 11
                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

Years Ended October 31,                                                 1995                    1994                    1993
------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands, except per share amounts)
Income before extraordinary charge...............................    $ 33,860                 $ 18,852                $  8,428
Extraordinary charge - early extinguishment of debt..............      (2,021)                      -                       -
                                                                     --------                 --------                --------
Net income ......................................................      31,839                   18,852                   8,428
Preferred dividend requirements..................................      (3,957)                  (5,934)                 (5,934)
                                                                     --------                 --------                --------
Net income attributable to
  common stockholders............................................    $ 27,882                 $ 12,918                $  2,494
                                                                     ========                 ========                ========
Weighted average shares
  outstanding-primary............................................      13,580                   13,496                  13,551
                                                                     ========                 ========                ========
Earnings per common share:
  Primary:
    Income before extraordinary charge...........................        2.20                 $   0.96                $   0.18
    Extraordinary charge.........................................       (0.15)                      -                       -
                                                                     --------                 --------                --------
      Earnings per common share..................................    $   2.05                 $   0.96                $   0.18
                                                                     ========                 ========                ========


Income before extraordinary charge...............................    $ 33,860                 $ 18,852                $  8,428
Extraordinary charge - early extinguishment of debt..............      (2,021)                      -                       -
                                                                     --------                 --------                --------
Net income ......................................................      31,839                   18,852                   8,428
Interest on 6.88% convertible subordinated
  debentures and amortization of related issuance
  costs, net of applicable income taxes..........................       1,188                      -                       -
                                                                     --------                 --------                --------

Adjusted net income..............................................    $ 33,027                 $ 18,852                $  8,428
                                                                     ========                 ========                ========
Weighted average shares
  outstanding-primary............................................      13,580                   13,496                  13,551
Effect of common stock equivalents
  arising from stock options.....................................          -                        72                      45
Preferred stock assumed converted
  to common stock................................................       1,825                    2,738                   2,738
Subordinated debentures assumed
  converted to common stock......................................         899                       -                       -
                                                                     --------                 --------                --------
Weighted average shares
  outstanding-fully diluted......................................      16,304                   16,306                  16,334
                                                                     ========                 ========                ========
Earnings per common share:
  Assuming full dilution:
    Earnings before extraordinary charge.........................    $   2.15                $   1.16                $   0.52
    Extraordinary charge.........................................       (0.12)                     -                        -
                                                                     --------                --------                --------
      Earnings per common share..................................    $   2.03                $   1.16                $   0.52
                                                                     ========                ========                ========
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